SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

November 19, 2003

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court

Suite 900

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On November 19, 2003, we commenced a medium-term note program for the possible issuance, from time to time, of up to $100,000,000 of medium-term notes, Series E, pursuant to a Registration Statement on Form S-3, File No. 333-86654, declared effective by the Securities and Exchange Commission on June 10, 2002.

On November 19, 2003, we entered into a Distribution Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., (the “Distribution Agreement”) pursuant to which we appointed each of them as our agent for the purpose of soliciting and receiving offers to purchase the medium-term notes. In addition, any agent may also purchase medium-term notes as principal pursuant to a terms agreement relating to the applicable sale.

The medium-term notes are issuable pursuant to an Indenture dated as of September 1, 1993, by and between us and The Bank of New York (the “Indenture”). In connection with the commencement of our medium-term note program and pursuant to the Indenture, we delivered an Officers’ Certificate dated November 19, 2003 (the “Officers’ Certificate”) to The Bank of New York setting forth the terms of the medium-term notes.

We are filing with this current report the Distribution Agreement, the Officers’ Certificate, a form of fixed rate medium-term note, a form of floating rate medium-term note, the opinions of legal counsel relating to the issuance of the medium-term notes and the statement regarding computation of ratios.

Item 7.    Exhibits

(c)  Exhibits.

1.1	Distribution Agreement between the agents and the Company dated November 19, 2003
4.1	Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as trustee (incorporated by reference to exhibit 4.2 to Amendment No. 3 to Registration Statement No. 333-86654, filed by the Company on June 10, 2002)
4.2	Officers’ Certificate pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as trustee, setting forth the terms of the Company’s Fixed Rate Medium-Term Notes and Floating Rate Medium-Term Notes
4.3	Form of Fixed Rate Medium-Term Note
4.4	Form of Floating Rate Medium-Term Note
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
5.2	Opinion of Latham & Watkins LLP
12.1	Statement re Computation of Ratios

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.
Date: November 19, 2003	By:	/s/ Edward J. Henning
		Name:	Edward J. Henning
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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